     As filed with the Securities and Exchange Commission on July 8, 1999.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           IBIS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                  04-2987600
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                              32 CHERRY HILL DRIVE
                          DANVERS, MASSACHUSETTS 01923
                                 (978) 777-4247

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MARTIN J. REID
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           IBIS TECHNOLOGY CORPORATION
                              32 CHERRY HILL DRIVE
                          DANVERS, MASSACHUSETTS 01923
                                 (978) 777-4247
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                          JONATHAN L. KRAVETZ, ESQUIRE
               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                                 (617) 542-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as practical after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the X following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of               Amount to be          Proposed Maximum            Proposed Maximum             Amount of
Securities to be Registered           Registered       Offering Price per Share    Aggregate Offering Price    Registration Fee(1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.008 par value          2,000,000                 $33.00                   $66,000,000              $18,348.00
----------------------------------------------------------------------------------------------------------------------------------



((1) Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                                   PROSPECTUS

                    Subject to Completion, dated July 8, 1999


                           IBIS TECHNOLOGY CORPORATION

                        2,000,000 SHARES OF COMMON STOCK


 -    We have registered up to
      2,000,000 shares of our
      common stock for
      sale to the public.                                 THIS INVESTMENT
                                                              INVOLVES
                                                       A HIGH DEGREE OF RISK.


 -    We may offer the shares through agents
      that we designate from time to time or to          SEE "RISK FACTORS"
      or through underwriters or dealers.  If           BEGINNING ON PAGE 2.
      any agents or underwriters are involved in
      the sale of the shares, their names and
      any applicable purchase price, fee,
      commission or discount arrangement between
      them will be set forth in a supplement to
      this prospectus.  No shares may be sold
      without delivery of the applicable
      prospectus supplement.



 OUR COMMON STOCK TRADES ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "IBIS."

    ON JULY 7, 1999, THE CLOSING SALE PRICE OF ONE SHARE OF OUR COMMON STOCK
               AS QUOTED ON THE NASDAQ NATIONAL MARKET WAS $33.00.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF
 THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                              ______________, 1999

              YOU MUST ALSO CONSULT THE MORE DETAILED FINANCIAL STATEMENTS, AND NOTES TO FINANCIAL STATEMENTS, INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN OF THE RISK FACTORS AS OUTLINED IN THIS PROSPECTUS.


                                   THE COMPANY

              Ibis Technology Corporation develops, manufactures and markets SIMOX-SOI implantation equipment and wafers for the worldwide semiconductor industry. SIMOX, which stands for Separation by IMplantation of OXygen, is a form of silicon-on-insulator, or SOI, technology that creates an insulating barrier between the layers of a bulk silicon wafer. We create SIMOX-SOI wafers by using our proprietary Ibis 1000 oxygen implanter to implant oxygen atoms just below the surface of a silicon wafer to create a layer of silicon dioxide between the thin operating region of the transistor at the surface and the underlying bulk silicon itself. The layer of silicon dioxide acts as an insulator for the devices etched on the surface of the silicon wafer and reduces the electrical current leakage which otherwise slows chip performance and increases the loss of power during circuit operation. Through this process we can produce integrated circuits with significant advantages over circuits constructed on conventional bulk silicon or epitaxial wafers, which advantages include:

          -    improved microprocessing speed, and
          -    reduced power consumption.

              These characteristics make SIMOX-SOI wafers well-suited for many commercial applications, including:

          -    servers and workstations,
          -    portable and desktop computers,
          - wireless communications devices, such as cellular phones and personal digital assistants,
and
          -    optical and automotive sensors.

              Ibis was incorporated in Massachusetts on October 7, 1987 and commenced operations in January 1988. Our executive offices are located at 32 Cherry Hill Drive, Danvers, Massachusetts 01923 and our telephone number is
(978) 777-4247.

                                  RISK FACTORS

              INVESTING IN OUR COMMON STOCK IS VERY RISKY. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS.

              THE COMMERCIAL MARKET FOR SIMOX-SOI TECHNOLOGY IS STILL DEVELOPING AND MAY NEVER FULLY DEVELOP. The sources of our revenue have shifted from primarily research and development contracts and sales of SIMOX-SOI wafers for military applications to primarily sales of SIMOX-SOI wafers for commercial applications and sales and support of oxygen implantation equipment. To date, most customers who have purchased our SIMOX-SOI wafers in the commercial field have done so for the purpose of characterizing and evaluating the wafers and developing prototypes. We are aware of five commercial manufacturers that are using SIMOX-SOI wafers in low volume production for a limited number of products. The performance advantages of SIMOX-SOI wafers may never be realized commercially and a commercial market for SIMOX-SOI wafers may never fully develop. A significant difference of opinion exists between major semiconductor manufacturers as to the relative advantages of SIMOX technology.

              WE RELY HEAVILY ON SALES TO CERTAIN SIGNIFICANT CUSTOMERS. We derive a large portion of our sales from certain significant customers. The loss of one or more of these major customers and our failure to obtain other sources of revenue could have a material adverse impact on our business. During the fiscal years ended 1996, 1997 and 1998 and the first quarter of 1999, revenues from IBM accounted for approximately $5,768,000, $538,000, $7,905,000 and $2,820,000, or approximately 61%, 8%, 51% and 63% of our revenues, respectively. During the fiscal years ended 1996, 1997 and 1998 and the first quarter of 1999 revenues from Mitsubishi accounted for approximately $400,000, $581,000, $4,419,000 and $650,000, or approximately 4%, 9%, 29% and 15% of our revenue, respectively. During the fiscal years ended 1996, 1997 and 1998 and the first quarter of 1999 revenues from Motorola accounted for approximately $534,000, $856,000, $607,000 and $203,000, or approximately 6%, 13%, 4% and 5% of our revenues, respectively. The increases in sales to IBM in 1996 and 1998 and to Mitsubishi in 1998 resulted primarily from the sale of a total of four units of Ibis 1000 oxygen implanter equipment at a sale price of approximately $4 million each.

              COMPETITORS AND COMPETING TECHNOLOGIES MAY RENDER SOME OR ALL OF OUR PRODUCTS OR FUTURE PRODUCTS NONCOMPETITIVE OR OBSOLETE. The semiconductor industry is highly competitive and has been characterized by rapid and significant technological advances. A number of established semiconductor and materials manufacturers, including certain of our customers, have expended significant resources in developing improved wafer substrates. Our competitors or others, many of which have substantially greater financial, technical and other resources than we do, may succeed in developing technologies and products that are equal to or more effective than any which we are developing, which would render our technology obsolete or noncompetitive. In addition to competition from other manufacturers of SIMOX-SOI wafers, we face competition from manufacturers using bulk silicon and epitaxial wafer technology, compound materials technology such as silicon-germanium, gallium-arsenide and indium phosphide and SOI technology other than SIMOX technology. Although we believe that SIMOX-SOI wafers offer integrated circuit performance advantages, semiconductor manufacturers may develop improvements to existing bulk silicon or epitaxial wafer technology, and competing compound materials or SOI technologies may be more successfully developed, which would eliminate or diminish the performance advantages of SIMOX-SOI wafers. Our ability to compete with other manufacturers of SIMOX wafers and manufacturers of competing SOI wafers, as well as with bulk silicon, epitaxial and compound materials wafer manufacturers, will depend on numerous factors within and outside our control, including:

          - the success and timing of our product introductions and those of our competitors,
          -    product distribution,
          -    customer support,
          -    sufficiency of funding available to us, and
          - the price, quality and performance of competing products and technologies.

              THE LOSS OF KEY MEMBERS OF OUR SCIENTIFIC AND MANAGEMENT STAFF COULD DELAY AND MAY PREVENT THE ACHIEVEMENT OF OUR RESEARCH, DEVELOPMENT AND BUSINESS OBJECTIVES. Our Chief Executive Officer, Martin J. Reid, and approximately four officers and key members of our scientific staff are responsible for areas such as product development and improvements, and process improvements research, which are important to our specialized scientific business. The loss of, and failure to promptly replace, any member of this group could significantly delay and may prevent the achievement of our research, development and business objectives. While we have entered into an employment agreement with our Chief Executive Officer, he may not remain with us. Furthermore, although our employees are subject to certain confidentiality and non-competition obligations, we cannot assure you that our key personnel will not become employed by a competitor.

              OUR STOCK PRICE HAS BEEN AND IS LIKELY TO CONTINUE TO BE VOLATILE. During 1998 our stock price has ranged from a high of $13.75 to a low of $7.25 and from January 1, 1999 to June 30, 1999 our stock price has ranged from a high of $33.50 to a low of $9.88. Factors contributing to such volatility include:

          -    quarter-to-quarter variations in our revenues and earnings,
          -    difficulty in forecasting future results,
          -    announcements or introductions of technological innovations,
          - new products or new prices for us or our competitors, customers or suppliers,
          -    the timing of receipt of orders from major customers,
          -    product mix,
          -    product obsolescence,
          -    shifts in customer demand,
          - our ability to manufacture and ship products on a cost-effective and timely basis,
          - our development and introduction of new production Ibis 1000 implanters,
          - market acceptance of new and enhanced versions of our products or implanters,
          -    the cyclical nature of the semiconductor industry,
          - the evolving and unpredictable nature of the markets for the products incorporating our SIMOX-SOI wafers,
          - the amount of research and development expenses associated with new or enhanced products or implanters, and
          -    the availability of government funding.

              WE HAVE SIGNIFICANT LOSSES AND MAY NEVER BE ABLE TO SUSTAIN PROFITABILITY. We have experienced net losses of $840,116, $3,937,456 and $1,165,960 for the fiscal years ended December 31, 1996, 1997 and 1998, respectively, and at March 31, 1999 we had an accumulated deficit of $15,809,908. Net losses may continue for the foreseeable future. Although we have had profitable quarters from time to time, we cannot assure you that we will ever achieve sustained profitability.

              WE MAY NOT BE ABLE TO SUCCESSFULLY PRODUCE OUR PRODUCTS ON A LARGE-SCALE. We have limited manufacturing experience and have only manufactured limited quantities of SIMOX-SOI wafers and Ibis 1000 oxygen implanters for low volume production. To be successful, our products must be manufactured in commercial quantities, at acceptable costs. We cannot assure you that we will be able to make the transition to high volume commercial production successfully. Historically it takes approximately nine months to build, ship and obtain customer acceptance of our Ibis 1000 implanters. Future production in commercial quantities may create technical and financial challenges for us. We currently use two Ibis 1000 oxygen implanters for the production of wafers, one of which was funded by Motorola Corporation and must first be used to serve Motorola's production requirements until the agreement expires on December 31, 2000. We are currently constructing one additional Ibis 1000 implanter for internal wafer production and will construct additional implanters as we need additional capacity to meet demand. Any difficulty or delay in constructing additional Ibis 1000 implanters could have a material adverse effect on our business.

              WE MAY NOT BE ABLE TO USE ALL OF OUR EXISTING OR FUTURE MANUFACTURING CAPACITY AT A PROFITABLE LEVEL. We have spent, and expect to continue to spend, large amounts of money to upgrade and increase our wafer fabrication, assembly and test manufacturing capacity. Because a significant portion of our expenses is fixed, if we end up not needing this capacity and capability for any of a variety of reasons, including inadequate demand or a significant shift in the mix of product orders making our existing capacity and capability inadequate or in excess of our actual needs, our fixed costs per wafer produced will increase, which would adversely affect us. At times we may also have the capacity to produce more oxygen implantation machines than we have orders for at such times. During such idle time we would continue to be responsible for the fixed costs for maintaining personnel and space for such production, which could have a material adverse effect on our business.

              WE MAY NOT SUCCESSFULLY FORM OR MAINTAIN DESIRABLE STRATEGIC ALLIANCES. We may need to form alliances with strategic partners for the manufacturing, marketing and distribution of our products. We may enter into these strategic alliances to satisfy customer demand and to address possible customer concerns regarding our being a sole source supplier. The limited number of reliable sources of supply other than Ibis may adversely affect or delay the integration of SIMOX-SOI wafers in mainstream commercial applications. In July 1994, we entered into a business development agreement with Mitsubishi Materials, under which Mitsubishi markets and sells in Japan SIMOX-SOI wafers that we manufacture. In September 1995 we entered into a strategic business development agreement with Motorola Corporation to fund capacity expansion. We cannot assure you that we will be successful in maintaining such alliances or in forming and maintaining other alliances, including satisfying our contractual obligations with our strategic partners, or that our partners will devote adequate resources to manufacture, market and distribute these products successfully or will not attempt to compete with us.

              WE MAY HAVE DIFFICULTY OBTAINING THE MATERIALS AND COMPONENTS NEEDED TO PRODUCE OUR PRODUCTS. Due to the increasing demand in the semiconductor industry for silicon wafers, we cannot assure you that we will be able to purchase an adequate supply of such silicon wafers for manufacture of our products at or near current prices, if at all. Any shortages in the availability of silicon wafers or a significant increase in the price of silicon wafers could have a material adverse effect on our business. We manufacture our Ibis 1000 oxygen implanters from standard components and from components manufactured in-house or by other vendors according to our design specifications. Although we have not experienced any significant production delays due to the unavailability of or delay in obtaining our component parts or raw materials to date, we cannot assure you that a disruption or termination of certain of our vendors will not occur. Any such disruption or termination could have a material adverse effect on our business.

              WE MAY NEED SUBSTANTIAL ADDITIONAL CAPITAL IN THE FUTURE. We have invested, and intend to continue to invest, in facilities and state-of-the-art equipment in order to increase our research, development and manufacturing capabilities. Changes in technology or sales growth beyond currently established capabilities would require further investment. As a result, we expect that we may need to raise substantial additional capital in the future in order to finance expansion of our manufacturing capacity and our research and development programs. Additional capital may not be available on acceptable terms, if at all. We have previously financed our working capital requirements through:

          - debt and equity financings, including warrant and option exercises,
          -    equipment lines of credit,
          -    a working capital line of credit,
          -    a term loan,
          -    sale-leaseback arrangements,
          -    collaborative relationships,
          -    wafer product and equipment sales, and
          -    government contracts.


              WE MAY NOT BE ABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY. Our ability to compete effectively with other companies will depend, in part, on our ability to maintain the proprietary nature of our technology. Although we have been awarded or have filed applications for a number of patents in the United States and foreign countries, we cannot assure you as to the degree of protection offered by these patents, or as to the likelihood that pending patents will be issued. We cannot assure you that competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, do not have or will not obtain patents that will prevent, limit or interfere with our ability to make and sell our products or intentionally infringe on our patents. The defense and prosecution of patent suits is both costly and time-consuming, even if the outcome is favorable to us. In addition, there is an inherent unpredictability regarding obtaining and enforcing patents. An adverse outcome in the defense of a patent suit could:

          -    subject us to significant liabilities to third parties,
          -    require disputed rights to be licensed from third parties, or
          -    require us to cease selling our products.

              We also rely in large part on unpatented proprietary technology and we cannot assure you that others, including strategic partners, may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology. To protect our rights in these areas, we currently require all of our employees to enter into confidentiality agreements. We cannot assure you, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information.

              SALES OF SHARES ELIGIBLE FOR FUTURE SALE MAY REDUCE THE MARKET PRICE OF OUR STOCK. Sales of substantial amounts of our common stock in the public markets could have an adverse effect on the price of our common stock. As of June 30, 1999 we had 7,004,081 shares of common stock outstanding. Of such shares, 6,725,278 shares are freely tradable without restriction or further registration under the Securities Act of 1933. All of the remaining 278,803 shares of common stock are or will become eligible for sale under Rules 144, 144(k) and 701 or pursuant to our registration statement on Form S-8. The holders of up to approximately 142,146 shares of common stock and warrants exercisable into 39,655 shares of common stock are entitled to certain registration rights with respect to such shares. If such holders, by exercising their registration rights, cause their shares to be registered and sold in the public market, such sales may have an adverse effect on the price for our common stock.

              IF WE DO NOT COMPLY WITH ALL APPLICABLE ENVIRONMENTAL REGULATIONS, WE COULD BE SUBJECT TO FINES AND OTHER SANCTIONS. We are subject to a variety of federal, state and local environmental regulations related to the storage, treatment, discharge or disposal of chemicals used in our operations and exposure of our personnel to occupational hazards. Although we believe that we have all permits necessary to conduct our business, the failure to comply with present or future regulations could result in fines being imposed on us, suspension of production or a cessation of operations. Our future activities may result in our being subject to additional regulations. Such regulations could require us to acquire significant equipment or to incur other substantial expenses to comply with regulations. Our failure to control the use of, or to restrict adequately the discharge of, hazardous substances or properly control other occupational hazards could subject us to substantial financial liabilities.

              CERTAIN ANTI-TAKEOVER PROVISIONS IN OUR CHARTER COULD REDUCE THE VALUE OF OUR COMMON STOCK. Our restated articles of organization and restated by-laws contain certain provisions that may make it more difficult for a third party to acquire, or discourage acquisition bids for Ibis. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

              WE MAY ISSUE SHARES OF PREFERRED STOCK. We have reserved for issuance up to 2,000,000 shares of preferred stock. Shares of our preferred stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as our board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

              IF WE ISSUE ADDITIONAL SHARES OF EQUITY SECURITIES, THE VALUE OF THOSE SHARES OF COMMON STOCK THEN OUTSTANDING MAY BE DILUTED. To the extent that we raise additional capital by issuing equity securities at a price or a value per share less than the then current price per share of common stock, the value of the shares of common stock then outstanding will be diluted or reduced. At present we have a substantial number of shares of common stock that are issuable upon the exercise of outstanding warrants and stock options.

              OUR COMPUTER SYSTEM COULD FAIL WHEN THE YEAR CHANGES TO 2000. The Year 2000 issue refers to potential problems with computer systems or any equipment with computer chips or software that use dates where the date has been stored as just two digits (e.g., 98 for 1998). On January 1, 2000, any clock or date recording mechanism incorporating date sensitive software which uses only two digits to represent the year may recognize a date using 00 as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar business activities.

              To determine the effect, if any, of the Year 2000 issue on our operations, we began a review of our internal information systems in the second quarter of 1998. We have implemented a common software system in both the operations and financial management areas for the purpose of integrating the various systems. We believe that such common system is Year 2000 compliant and is fully operational. We tested less critical information systems and expect to complete any required upgrades by the beginning of the third quarter of 1999.

              We have completed our review and, based on it, we believe that our principal information systems either currently correctly define the year 2000 or will be upgraded to be Year 2000 compliant and thus, the impact of the Year 2000 issue will have no material effect on our systems.

              To date the costs we have incurred to conduct the review of our internal information systems and to identify the impact of the Year 2000 issue on our major suppliers and customers have been immaterial and we expect that the additional costs incurred to complete this review will also be immaterial. The costs to implement the common software system are not considered Year 2000 costs as they were included in our integration plan and were not accelerated due to Year 2000 issues. The costs to perform upgrades to correct the Year 2000 issues that we have identified to date are estimated at approximately $30,000.

              To the extent that our assessment is completed and non-compliant systems operated by us or by third parties are not identified, the Year 2000 issue could have a material adverse effect on our operations. We could experience delays in the manufacturing of wafers or the building of equipment. The severity of these possible problems would depend on the nature of the problem and how quickly it could be corrected or an alternate implemented, which is unknown at this time.

              We have formal contingency plans in place for the systems we have identified as being non-compliant. Contingency plans, such as securing alternate suppliers or accelerating the delivery of materials scheduled for the first half of January 2000, will also be implemented if certain suppliers do not supply us with adequate information on their compliance or if they are not going to be ready in time to meet the Year 2000 deadline.

              Based on currently available information, we do not believe that the Year 2000 issue will have a material effect on our internal information systems. We cannot assure you, however, that we will not in the future identify non-compliant systems or other problems related to the Year 2000 issue which may have a material adverse effect on our business. In addition, we cannot assure you that the failure to ensure Year 2000 capability by a supplier or another third party would not have a material adverse effect on our business.

                         WHERE TO FIND MORE INFORMATION

              We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a copying fee. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room operations. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

              This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of our shares of common stock. The documents we are incorporating by reference are:

          - Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 28, 1999;
          - Definitive Proxy Statement, filed on April 9, 1999; o Current Report on Form 8-K, filed on January 29, 1999;
          -    Current Report on Form 8-K, filed on February 26, 1999;
          -    Current Report on Form 8-K, filed on May 6, 1999;
          - Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999, filed on May 11, 1999; and
          - The description of the common stock contained in our Registration Statement on Form 8-A (File No. 1-13078) filed with the SEC on May 6, 1994, including any amendments or reports filed for the purpose of updating such description.

              You may request a copy of these filings at no cost by writing or telephoning our chief financial officer at the following address and number:

                      Ibis Technology Corporation
                      32 Cherry Hill Drive
                      Danvers, Massachusetts   01923
                      (978) 777-4247

              This prospectus is part of a Registration Statement we filed with the SEC. You should rely on the information incorporated by reference provided in this prospectus and the Registration Statement.

                           FORWARD LOOKING STATEMENTS

              We also caution you that this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations and embody statements in which we use words such as "expect," "anticipate, " "intend," "plan," "believe," "estimate," or similar expressions.

              Forward-looking statements necessarily involve risks and uncertainties, including those set forth in the Risk Factors section and elsewhere in this prospectus. Our actual results could differ materially from those anticipated in the forward-looking statements. The factors set forth in the Risk Factors sections and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                                 USE OF PROCEEDS

              We currently intend to use the net proceeds from the sale of our common stock to fund research and development and for other working capital and general corporate purposes. Depending on our circumstances at the time any or all of the net proceeds from such sales become available, if at all, we reserve the right to use such net proceeds for purposes other than those set forth above.

                                 DIVIDEND POLICY

              We have never declared or paid dividends on our common stock. We presently intend to retain earnings for use in our business and therefore we do not intend to declare or pay such dividends in the foreseeable future.


                              PLAN OF DISTRIBUTION

              Any of the shares being offered under this prospectus may be sold in any one or more of the following ways from time to time:

          -    through agents,
          -    to or through underwriters,
          -    through dealers, and
          -    directly by us to purchasers.

              The distribution of the shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

              Offers to purchase shares may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the shares under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the shares so offered and sold.

              If shares are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the shares. If underwriters are used in the sale of any shares in connection with this prospectus, those shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us at the time of sale. Shares may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of shares, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of these shares will be obligated to purchase all such shares if any are purchased.

              We may grant to the underwriters options to purchase additional shares, to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If we grant any over-allotment option, the terms of that over-allotment option will be set forth in the prospectus supplement for these shares.

              If a dealer is utilized in the sale of the shares in respect of which this prospectus is delivered, we will sell these shares to the dealer as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares so offered and sold. The name of the dealer and the terms of transaction will be set forth in the prospectus supplement relating to those offers and sales.

              Offers to purchase shares may be solicited directly by us and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those shares. The terms of any sales of this type will be described in the prospectus supplement.

              If so indicated in a related prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase shares from us at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of shares pursuant to delayed delivery contracts accepted by us.

              Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

              Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us in the ordinary course of our business.


                            DESCRIPTION OF SECURITIES

              Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.008 per share, and 2,000,000 shares of preferred stock, par value $.01 per share.

COMMON STOCK

              As of June 30, 1999, there were 7,004,081 shares of common stock outstanding, held of record by approximately 126 shareholders. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of any offering will be fully paid and non-assessable.

                                  LEGAL MATTERS

              Certain legal matters in connection with the legality of the common stock offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

                                     EXPERTS

              The balance sheets of the Company as of December 31, 1998 and 1997 and the statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, and related schedule, have been incorporated by reference in this Prospectus and Registration Statement, in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.


       You should rely only on the  information  contained  in
this  prospectus.  We have not  authorized  anyone to  provide
you with  information  different  from that  contained in this                      IBIS TECHNOLOGY CORPORATION
prospectus.  The  information  contained in this prospectus is accurate  only as of  _________,  1999.  You should not assume
that this prospectus is accurate as of any other date.                                  2,000,000 SHARES OF
                                                                                           COMMON STOCK
                                                                                    ($.008 PAR VALUE PER SHARE)


                                                                                         ----------------

                                                                                            PROSPECTUS
                                                                                         ----------------

                 TABLE OF CONTENTS
                                                           PAGE
The Company........................................          1
Risk Factors.......................................          2
Where to Find More Information.....................          8
Incorporation of Documents by Reference............          8
Forward Looking Statements.........................          9
Use of Proceeds....................................          9
Dividend Policy....................................          9
Plan of Distribution...............................          9
Description of Securities..........................         11
Legal Matters......................................         12
Experts............................................         12

                                                                                         ________, 1999



                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the Company's estimates (other than the SEC and Nasdaq registration fees) of the expenses in connection with the issuance and distribution of the shares of common stock being registered.


         ITEM                                                                                             AMOUNT
         ----                                                                                             ------
         SEC registration fee...............................................................     $      18,348.00
         Nasdaq listing fee.................................................................            17,500.00
         Legal fees and expenses............................................................           100,000.00
         Accounting fees and expenses.......................................................            10,000.00
         Printing and filing expenses.......................................................             5,000.00
         Miscellaneous fees and expenses....................................................             4,152.00
                                                                                                 -----------------------
         Total..............................................................................     $     155,000.00
                                                                                                 -----------------------
                                                                                                 -----------------------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Articles of Organization and its Restated By-Laws provide for indemnification of all persons permitted by the Massachusetts Business Corporation Law to the maximum extent permitted thereby. In addition, the Company's Restated Articles of Organization limit the liability of directors to the maximum extent permitted by the Massachusetts Business Corporation Law. Massachusetts law permits a corporation's articles of organization to provide that the directors of a Massachusetts corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or for certain loans to officers and directors of the corporation that are not repaid, as provided in Section 61 and Section 62, respectively, of the Massachusetts Business Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

         The indemnification provisions relating to officers and directors of the Registrant are as follows:

         Article 6B of the Registrant's Amended and Restated Charter provides as follows:

         B. LIMITATION OF LIABILITY OF DIRECTORS

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective, provided, however, that neither any provision of this Article nor the adoption of this Article shall affect the effectiveness of any predecessor provision of these Restated Articles of Organization pertaining to the elimination or limitation of the liability of a director of this

Corporation for any act or omission occurring prior to the date on which this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

         If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporation action to further eliminate or limit such liability, then the liability of the directors of this Corporation shall, without any further action of the Board of Directors or the stockholders of this Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

         ARTICLE V, Section 9 of the Registrant's Restated By-Laws provides as follows:

         (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee of another corporation, including, without limitation, any corporation or other entity of which a majority of any class of equity security is owned directly or indirectly, by the Corporation (a "Subsidiary") or any Affiliate of the Corporation as such term is defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, partner or trustee or in any other capacity while serving as a director, officer, employee, agent, partner or trustee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitations, attorneys fees, judgments, fines, ERISA excise taxes or penalties, costs of investigation and preparation of defense and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, expect as provided in Section (c) hereof with respect to proceedings to enforce rights of indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         (b) ADVANCE OF EXPENSES. The right to indemnification conferred in Section (a) of this Section 9 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 9 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections (a) and (b) of this Section 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         (c) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section (a) or
(b) of this Section 9 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Massachusetts Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Section 9 or otherwise shall be on the Corporation.

         (d) RIGHTS NOT EXCLUSIVE. The rights to indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Organization, these By-Laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

         (e) INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any Subsidiary or Affiliate or any employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power to indemnity such person against expense, liability or loss under the Massachusetts Business Corporation Law. The Corporation's obligation to provide indemnification under this Section 9 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

         (f) EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any Subsidiary or Affiliate to the fullest extent of the provisions of this
Section 9 with respect to the indemnification of the advancement of expenses to directors and officers of the Corporation.

         (g) AGREEMENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, enter into agreements with any director, officer, employee or agent of the Corporation or any Subsidiary or Affiliate to the fullest extent of the provisions of this Section 9 with respect to the indemnification of and advancement of expenses to such person

         (h) AMENDMENT. Without the consent of a person entitled to the indemnification and other rights provided in this Section 9 (unless otherwise required by the Massachusetts Business Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Section 9 with respect to the period prior to such amendment.

         (i) SAVINGS CLAUSE. If this Section 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnity each indemnitee as to any liabilities and expenses with respect to any proceeding to the fullest extent permitted by any applicable portion of this Section 9 that shall not have been invalidated and to the fullest extent permitted by applicable law.

         The Company has obtained insurance which insures the officers and directors of the Company against certain losses and which insures the Company against certain of its obligations to indemnify such officers and directors.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits.


Exhibit
Number                Description
------                -----------
   4.1        Article 4 of the Form of Restated Articles of Organization
              (incorporated herein by reference to Exhibit 4.1 to the
              Registrant's Registration Statement filed on Form S-1, File No.
              333-1174)

   4.2 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration
              Statement filed on Form S-1, File No. 333-1174)

   4.3        Amended and Restated Shareholders Agreement dated as of August 17,
              1989, as amended, among the Registrant, certain holders of Common
              Stock and the holders of Preferred Stock (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration
              Statement filed on Form S-1, File No. 333-1174)

   5.1        Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              regarding legality

   23.1       Consent of KPMG LLP

   23.2       Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              (see Exhibit 5.1)

   24.1       Power of Attorney (included on signature page)



ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danvers and Commonwealth of Massachusetts on the 8th day of July, 1999.

                                               IBIS TECHNOLOGY CORPORATION

                                               By: /s/ Martin J. Reid
                                                  -------------------
                                                  Martin J. Reid
                                                  President

                                POWER OF ATTORNEY

              The registrant and each person whose signature appears below constitutes and appoints Martin J. Reid and Debra L. Nelson and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                      Title                                                         Date
      ---------                                      -----                                                         ----
  /s/ Richard Hodgson
  ----------------------------
  Richard Hodgson                    Chairman of the Board of Directors and Director                           July 8, 1999

  /s/ Martin J. Reid
  ----------------------------
  Martin J. Reid                     President, Chief Executive Officer and Director (Principal Executive      July 7, 1999
                                     Officer)

  /s/ Debra L. Nelson
  ----------------------------
  Debra L. Nelson                    Chief Financial Officer, Treasurer and Clerk                              July 7, 1999
                                     (Principal Financial and Accounting Officer)

  /s/ Geoffrey Ryding, Ph.D.
  ----------------------------
  Geoffrey Ryding, Ph.D.             Director                                                                  July 7, 1999

  /s/ Peter H. Rose, Ph.D.
  ----------------------------
  Peter H. Rose, Ph.D.               Director                                                                  July 7, 1999

  ----------------------------
  Dimitri A. Antoniadis, Ph.D.       Director                                                                  July ___, 1999

  ----------------------------
  Donald F. McGuinness               Director                                                                  July ___, 1999

  /s/ Robert L. Gable
  ----------------------------
  Robert L. Gable                    Director                                                                  July 7, 1999

  /s/ Leslie B. Lewis
  ----------------------------
  Leslie B. Lewis                    Director                                                                  July 7, 1999

  /s/ Lamberto Raffaelli
  ----------------------------
  Lamberto Raffaelli                 Director                                                                  July 7, 1999



                                  EXHIBIT INDEX


Exhibit
Number                                           Exhibit
------                                           -------
   4.1        Article 4 of the Form of Restated Articles of Organization
              (incorporated herein by reference to Exhibit 4.1 to the
              Registrant's Registration Statement filed on Form S-1, File No.
              333-1174)

   4.2 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration
              Statement filed on Form S-1, File No. 333-1174)

   4.3        Amended and Restated Shareholders Agreement dated as of August 17,
              1989, as amended, among the Registrant, certain holders of Common
              Stock and the holders of Preferred Stock (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration
              Statement filed on Form S-1, File No. 333-1174)

   5.1        Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              regarding legality

   23.1       Consent of KPMG LLP

   23.2       Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              (see Exhibit 5.1)

   24.1       Power of Attorney (included on signature page)



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